                                                             EXHIBIT 3(IV)

                                 FORM OF
                               DEPOSIT AGREEMENT

  DEPOSIT AGREEMENT, dated as of [    , 1996,] between El Paso Natural Gas
Company, a Delaware corporation, and [    ], as Depositary.

                                  WITNESSETH:

  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Stock with the Depositary, as agent for the beneficial owners of the Stock, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Adjustable Rate Depositary Shares representing an interest in the Stock so deposited; and

  WHEREAS, the Receipts are to be substantially in the form of the Depositary Receipt annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

  NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

  The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Depositary Receipts:

  "Adjustable Rate Depositary Share" shall mean an interest in one twenty-fifth of a share of Stock deposited with the Depositary hereunder, as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of an Adjustable Rate Depositary Share is entitled, proportionately, to all the rights and preferences of the Stock represented by such Adjustable Rate Depositary Share, including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designation.

  "Certificate of Designation" shall mean the Certificate of Designation annexed as Exhibit B to this Deposit Agreement, as amended from time to time, establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

  "Certificate of Incorporation" shall mean the Restated Certificate Incorporation, as amended from time to time, of the Company.

  "Common Stock" shall mean the Company's Common Stock, par value $3 per share.

  "Company" shall mean El Paso Natural Gas Company, a Delaware corporation, and its successors.

  "Corporate Office" shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which
at the date of this Deposit Agreement is located at [     ].

  "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

  "Depositary" shall mean [     ], and any successor as depositary hereunder.

  "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
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  "Depositary Successor" means a successor to the Depositary taking title to the Stock in accordance with Section 5.04.

  "Operating Guidelines" means the operating and administrative procedures relating to the functions of the Depositary pursuant to this Deposit Agreement, as agreed between the Company and the Depositary from time to time.

  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

  "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Adjustable Rate Depositary Shares, whether in temporary or definitive form.

  "Record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

  "Redemption Date" shall have the meaning assigned to it in Section 2.03.

  "Registrar" shall mean any qualified Person appointed by the Company to register ownership of Receipts as herein provided.

  "Securities" shall have the meaning assigned to it in Section 3.02.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Stock" shall mean shares of the Company's Adjustable Rate Cumulative Preferred Stock, par value $.01 per share, heretofore validly issued, fully paid and nonassessable.

                                  ARTICLE II

                      FORM OF RECEIPTS, DEPOSIT OF STOCK,
                       EXECUTION AND DELIVERY, TRANSFER,
                     SURRENDER AND REDEMPTION OF RECEIPTS

  SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered for deposit in compliance with Section 2.02, shall execute and deliver temporary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the second to last paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Adjustable Rate Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder thereof. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock deposited hereunder, as definitive Receipts.

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  Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

  Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Adjustable Rate Depositary Shares. All Receipts shall be dated the date of their execution.

  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Adjustable Rate Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

  Title to any Receipt (and to the Adjustable Rate Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

  SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. On the date any Stock is initially issued by the Company, the Depositary, upon receipt of a written order from the Company and a certificate or certificates for the Stock to be deposited under this Deposit Agreement in accordance with the provisions of this Section, shall execute and deliver a Receipt or Receipts for the number of Adjustable Rate Depositary Shares representing such deposited Stock to the person or persons stated in such order.

  Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and
(ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Adjustable Rate Depositary Shares representing such deposited Stock.

  If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

  Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.


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  Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first or second paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Adjustable Rate Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the Deposited Stock.

  The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may reasonably request to enable the Depositary to perform its obligations under this Deposit Agreement.

  SECTION 2.03. Redemptions of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than two business days prior notice of the proposed date of the mailing of the notice of redemption of Stock required pursuant to paragraphs 6(b) or 7(d) of the Certificate of Designation to be effected in connection with a redemption of Stock and of the number of such shares of Stock hold by the Depositary to be redeemed as hereinafter provided.

  On the date of any redemption of Stock in accordance with the Certificate of Designation, provided that the Company shall then have deposited with the Depositary the shares of Common Stock and any funds required pursuant to the Certificate of Designation for the Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the shares of Common Stock and funds, if any, deposited with it) the number of Adjustable Rate Depositary Shares representing such redeemed Stock. The distribution of the shares of Common Stock and funds, if any, used to effect such redemption shall be governed by Sections 4.01 and 4.02 hereof. The Depositary shall, as directed by the Company, mail, first class postage prepaid, the notice of the redemption of Stock and the proposed simultaneous redemption of the Adjustable Rate Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") of such Stock and Adjustable Rate Depositary Shares. Such notice shall be mailed to each holder of record on the record date fixed for such redemption pursuant to Section 4.04 hereof of the Receipts evidencing the Adjustable Rate Depositary Shares, at the address of such holder as the same appears on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption.

  With respect to the notices provided in accordance with the first paragraph of this Section 2.03, the Company shall provide the Depositary with such notice, and each such notice shall, as appropriate and to the extent determinable at the time of such notice, state: the record date for such redemption; the redemption date; that all outstanding Adjustable Rate Depositary Shares are to be redeemed or, in the case of a redemption of fewer than all outstanding Adjustable Rate Depositary Shares in connection with a partial redemption of Stock pursuant to paragraph 6(a) or 7(a) of the Certificate of Designation, the number of such Adjustable Rate Depositary Shares held by such holder to be so redeemed; in connection with a redemption of Stock pursuant to paragraph 6(a) of the Certificate of Designation, the redemption price for the Adjustable Rate Depositary Shares, in connection with a redemption pursuant paragraph 7(a) of the Certificate of Designation, the number of shares of Common Stock deliverable upon redemption of each Adjustable Rate Depositary Share to be redeemed and the then effective Common Equivalent Rate (as defined in the Certificate of Designation) used to calculate the number of shares of Common Stock; the place or places where Receipts evidencing Adjustable Rate Depositary Shares to be redeemed are to be surrendered for redemption and that dividends in respect of the Stock represented by the Adjustable Rate Depositary Shares to be redeemed will cease to accrue on such redemption date, unless the Company shall default in delivering the shares of Common Stock or cash, if any, payable by the Company at the time and place specified in such notice. In case fewer than all the outstanding Adjustable Rate Depositary

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Shares are to be redeemed, the Adjustable Rate Depositary Shares to be redeemed shall be selected by lot or such other method as the Company in its discretion may determine is fair and appropriate.

  Notice having been mailed by the Depositary as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraphs), the Adjustable Rate Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Adjustable Rate Depositary Shares (except the right to receive the shares of Common Stock and any cash upon redemption) shall, to the extent of such Adjustable Rate Depositary Shares, cease and terminate. Upon surrender in accordance with said notices of the Receipts evidencing such Adjustable Rate Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Adjustable Rate Depositary Shares shall be redeemed (as nearly as may be practicable without creating fractional shares) in exchange for cash or, if applicable, shares of Common Stock at a rate equal to one twenty-fifth the number of shares of Common Stock delivered in respect of the shares of Stock represented by such Adjustable Rate Depositary Shares as is provided for in the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation.

  If fewer than all of the Adjustable Rate Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, a new Receipt evidencing the Adjustable Rate Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the shares of Common Stock for the Adjustable Rate Depositary Shares called for redemption.

  SECTION 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Adjustable Rate Depositary Shares evidenced by the Receipt or Receipts surrendered.

  SECTION 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Adjustable Rate Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Adjustable Rate Depositary Share.

  SECTION 2.06. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Stock (but only in whole shares of Stock) represented by the Adjustable Rate Depositary Shares evidenced by such Receipts by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Stock represented by the Adjustable Rate Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such shares of Stock will not thereafter be entitled to deposit such shares of Stock hereunder or to receive Adjustable Rate Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Adjustable Rate Depositary Shares in excess of the number of Adjustable Rate Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Stock, deliver to such holder a new Receipt or Receipts evidencing such excess number of Adjustable Rate Depositary Shares. Delivery of the Stock being withdrawn may be made by the delivery of such certificates, documents of title and other instruments

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as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

  If the Stock being withdrawn is to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

  The Depositary shall deliver the Stock represented by the Adjustable Rate Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

  SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock of the Company being issued upon redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

  The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during a period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock.

  SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such indemnification, execution and delivery.

  SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.


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

                                  ARTICLE III

                        CERTAIN OBLIGATIONS OF HOLDERS
                          OF RECEIPTS AND THE COMPANY

  SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the Stock represented by the Adjustable Rate Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

  SECTION 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Adjustable Rate Depositary Shares evidenced by such Receipt, the Stock (or fractional interest therein) represented by such Adjustable Rate Depositary Shares or any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer of any Receipt or any withdrawal of the Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. Unless the Company determines otherwise, the Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Adjustable Rate Depositary Shares and Receipts, and the Stock represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

  SECTION 3.03. Representations and Warranties as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

                                  ARTICLE IV

                              THE STOCK, NOTICES

  SECTION 4.01. Cash Distributions. Whenever any cash dividend or other cash distribution shall be paid on the Stock, the Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary), shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Adjustable Rate Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required pursuant to law, regulation or court process, the amount made available for distribution or

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

distributed in respect of Adjustable Rate Depositary Shares shall be reduced accordingly. The Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary), shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Adjustable Rate Depositary Shares a fraction of one cent. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Adjustable Rate Depositary Shares held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

  SECTION 4.02. Distributions Other Than Cash. Whenever any distribution other than cash shall be made on the Stock, the Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary), shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Adjustable Rate Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required pursuant to law, regulation or court process), the Company deems such distribution not to be feasible, the Company on behalf of the Depositary (or, if the Company determines otherwise, the Depositary) may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Company on behalf of the Depositary (or, if the Company determines otherwise, the Depositary) to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

  SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary or the Company to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary or the Company, as the case may be, to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

  If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the

Depositary has been notified by the Company that such registration statement has become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

  If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

  SECTION 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock,
(ii) any call for redemption of any shares of Stock or (iii) any event of which holders of Stock are entitled to notice in accordance with the Certificate of Designation, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof,
(ii) to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (iii) to receive notice of any such redemption or other event.

  SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter (unless another arrangement for allowing holders of Adjustable Rate Depositary Shares to exercise the voting rights associated with the Adjustable Rate Depositary Shares is agreed by the Company and the Depositary), mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to
Section 4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights with respect to the amount of Stock represented by their respective Adjustable Rate Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted with respect to the amount of Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt.

  SECTION 4.06. Changes Affecting Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities (including depositary shares) or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as now deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. If upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets the Company delivers to the Depositary shares of stock or other securities (including depositary shares) or property

(including cash) a portion of which shall be distributed to record holders of Receipts in accordance with Sections 4.01, 4.02 and 4.03 and a portion of which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Section 4.06, the Company shall clearly indicate such division in the instructions to the Depositary provided pursuant to this Section 4.06.

                                   ARTICLE V

                        THE DEPOSITARY AND THE COMPANY

  SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and the deposit and withdrawal of Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

  The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as and to the extent provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

  The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

  Promptly upon request from time to time by the Company and at the Company's sole expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Adjustable Rate Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

  If the Receipts or the Adjustable Rate Depositary Shares evidenced thereby or the Stock represented by such Adjustable Rate Depositary Shares shall be listed on the New York Stock Exchange, Inc., the Depositary shall, if directed by the Company, appoint a Registrar for registry of such Receipts or Adjustable Rate Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Adjustable Rate Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Adjustable Rate Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

  SECTION 5.02. Liability of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

  SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary Agent nor the Company nor the Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and other than for its negligence, bad faith or willful misconduct.

  Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Adjustable Rate Depositary Shares or Receipts or Common Stock or other securities or property that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

  Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

  Notwithstanding the first paragraph of this Section 5.03, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith or in accordance with this Deposit Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence, bad faith or willful misconduct. The Depositary, its parent, affiliates or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Adjustable Rate Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

  It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock.

  The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

  Each of the Company and the Depositary agrees to be bound by, and act in accordance with, the Operating Guidelines current from time to time.

  The Depositary shall not lend the Adjustable Rate Depositary Shares.

  Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the Prospectus pursuant to which the Adjustable Rate Depositary Shares are offered, the Stock, the Adjustable Rate Depositary Shares or the Receipts (except its countersignature thereon), or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

  The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Adjustable Rate Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Adjustable Rate Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Adjustable Rate Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of
[      ], with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Adjustable Rate Depositary Shares or the Receipts or the proceeds thereof.

  SECTION 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take affect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

  The Company may, by notice in writing to the Depositary, terminate the engagement of the Depositary with respect to any or all of the duties or obligations of the Depositary set out in this Deposit Agreement (including such duties as are customarily associated with the role of a transfer agent or paying agent), such termination to take effect upon the appointment of a successor to fulfill those duties or obligations and its acceptance of such appointment as hereinafter provided. In the event that the Company terminates the engagement of the Depositary with respect to some, but not all, of the duties or obligations of the Depositary, the Depositary shall thereafter be deemed only to have such rights and obligations under this Deposit Agreement as are necessary for it to fulfill its remaining duties or obligations. The Depositary agrees to cooperate with the Company or any person appointed by the Company or that person with respect to the performance of any of the duties previously performed by the Depositary.

  In case at any time the Depositary acting hereunder shall resign or the Company shall terminate the engagement of the Depositary with respect to any or all of the duties or obligations of the Depositary set out in this Deposit Agreement, the Company shall, within 45 days after the delivery of the notice of resignation or termination, as the case may be, appoint a successor with respect to such duties and obligations so terminated. If such successor is to take title to the Stock (a "Depositary Successor"), the Depositary Successor shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a
combined capital and surplus of at least [$   ]. If a successor shall not have
been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor.

  Every Depositary Successor shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such Depositary Successor, without any further act or deed, shall become fully vested with all the duties and obligations of its predecessor so terminated and all rights and powers with respect thereto and for all purposes shall be the Depositary under this Deposit Agreement with respect to the duties and obligations of the predecessor so terminated, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such Depositary Successor all such rights and powers of such predecessor hereunder, shall, if applicable, duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such Depositary Successor and shall, if applicable, deliver to such Depositary Successor a list of the record holders of all outstanding Receipts. Any Depositary Successor shall promptly mail notice of its appointment to the record holders of Receipts.

  Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

  SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Adjustable Rate Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company. The Depositary will make available for inspection by holders of Receipts at the Corporate office and at such other places as it may from time to time deem advisable during normal business hours any such notices and reports received from the Company.

  SECTION 5.06. Deposit of Stock by the Company. Neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

  SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

  SECTION 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                                  ARTICLE VI

                           AMENDMENT AND TERMINATION

  SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 15 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement an amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06, 2.07 and Article III, of any owner of any Adjustable Rate Depositary Shares to surrender the Receipt evidencing such Adjustable Rate Depositary Shares with instructions to the Depositary to deliver to the holder the Stock represented thereby, except in order to comply with mandatory provisions of applicable law.

  SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company or the Depositary only after (a) (i) all outstanding Adjustable Rate Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Adjustable Rate Depositary Shares pursuant to Section 4.01 or 4.02, as applicable, and
(b) reasonable notice has been given to any remaining holders of Receipts.

  If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, the Company or the Depositary, as the case may be, shall suspend the distribution of dividends to the holders thereof, and the Depositary shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall, if applicable, continue to collect dividends and other distributions pertaining to Stock, sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list any outstanding underlying Stock on the New York Stock Exchange, Inc. or any other national securities exchange on which the Common Stock is listed.

                                  ARTICLE VII

                                 MISCELLANEOUS

  SECTION 7.01. Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection at all reasonable times during normal business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

  SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

  SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

  SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at El Paso Natural Gas Company, One Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901, Attention: Corporate Secretary, or at any other place to which the Company may have transferred its principal executive office.

  Any notices given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, return receipt requested, addressed to the Depositary at the Corporate Office.

  Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

  Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, in its sole discretion, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not have complied with the notice provisions set forth herein.

  SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents (with the Company's prior written consent and on terms and conditions acceptable to the Company) to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company prior to any such action.

  SECTION 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

  SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

  SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

  IN WITNESS WHEREOF, El Paso Natural Gas Company, and [     ] have duly
executed this agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                          EL PASO NATURAL GAS COMPANY

                                          By: _________________________________
                                            Name:
                                            Title:

                                          [          ]

                                          By: _________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT A

                              DEPOSITARY RECEIPT
                                      FOR
                      ADJUSTABLE RATE DEPOSITARY SHARES,

               EACH REPRESENTING ONE TWENTY-FIFTH SHARE OF
                  ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK
                          (PAR VALUE $.01 PER SHARE)
                                      OF
                          EL PASO NATURAL GAS COMPANY
            (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

No. Adjustable Rate Depositary Shares (each Adjustable Rate Depositary Share represents [one-fifteenth] share of Adjustable Rate Cumulative Preferred Stock (par value $.01 per share)

  l. [          ] trust company, as Depositary (the "Depositary"), hereby
certifies that      is the registered owner of     Depositary Shares (the
"Adjustable Rate Depositary Shares"), each Adjustable Rate Depositary Share representing one twenty-fifth share of Adjustable Rate Cumulative Preferred Stock, par value $.01 per share (the "Stock"), of El Paso Natural Gas Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), deposited with the Depositary, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of an Adjustable Rate Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented thereby, including the dividend, voting, liquidation and other rights contained in the Certificate of Designation of Adjustable Rate Cumulative Preferred Stock, as amended from time to time, establishing the rights, preferences, privileges and limitations of the Stock (the "Certificate of Designation"), copies of which are on file at the Depositary's office located at the time of the execution of the Deposit Agreement at
[          ] (such office or the corporate trust office of the Depositary at which its business in respect of matters governed by the Deposit Agreement is administered at any later time, being at the relevant time, the "Corporate Officer").

  2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set
forth in the Deposit Agreement, dated as of [     ], 1996 (the "Deposit
Agreement"), between the Company and the Depositary. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Depositary's Agent) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

  3. Redemptions of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than two business days prior notice of the proposed date of the mailing of the notice of redemption of the Stock required pursuant to paragraph 4(h) of the Certificate of Designation in connection with a redemption of Stock and of the number of such shares of Stock held by the Depositary to be redeemed as provided herein.

  On the date of any redemption of Stock in accordance with the Certificate of Designation, provided that the Company shall then have deposited with the Depositary the shares of Common Stock, par value $3 per share ("Common
Stock"), and any funds required pursuant to the Certificate of Designation for the Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the shares of Common Stock and funds, if any, deposited with it) the number of Adjustable Rate Depositary Shares representing such redeemed Stock. The distribution of the shares of Common Stock and funds, if any, used to effect such redemption shall be governed by Sections 4.01 and 4.02 of the Deposit Agreement. The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of Adjustable Rate Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") of such Stock and Adjustable Rate Depositary Shares. Such notice shall be mailed to each holder of record on the record date fixed for such redemption as provided in paragraph 14 below of the Receipts evidencing Adjustable Rate Depositary Shares. In case fewer than all the outstanding Adjustable Rate Depositary Shares are to be redeemed, the Adjustable Rate Depositary Shares to be redeemed shall be selected by lot or such other methods the Company in its discretion may determine is fair and appropriate.

  Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it, as set forth in the Company's notice provided for above), the Adjustable Rate Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Adjustable Rate Depositary Shares (except the right to receive the shares of Common Stock and any cash upon redemption) shall, to the extent of such Adjustable Rate Depositary Shares, cease and terminate. Upon surrender in accordance with said notices of the Receipts evidencing such Adjustable Rate Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Adjustable Rate Depositary Shares shall be redeemed (as nearly as may be practicable without creating fractional shares) in exchange for cash or, if applicable, shares of Common Stock at a rate equal to one twenty-fifth of the number of shares of Common Stock delivered in respect of the shares of Stock represented by such Depositary Shares as is provided for in the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation. If fewer than all of the Adjustable Rate Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, a new Receipt evidencing the Adjustable Rate Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the shares of Common Stock or other property for the Adjustable Rate Depositary Shares called for redemption.

  4. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office, or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of any or all of the Stock (but only in whole shares of Stock) and all money and other property, if any, at the time represented by the Adjustable Rate Depositary Shares evidenced by this Receipt, but holders of such shares of Stock will not thereafter be entitled to deposit such shares of Stock hereunder or to receive Adjustable Rate Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Adjustable Rate Depositary Shares in excess of the number of Adjustable Rate Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of Adjustable Rate Depositary Shares.

  5. Transfers, Split-ups, Combinations. Subject to paragraphs 6, 7 and 8 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Adjustable Rate Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Adjustable Rate Depositary Share.

  6. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn or with respect to Common Stock of the Company being issued upon redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of this Receipt, the transfer, redemption or exchange of this Receipt, the withdrawal of the Stock represented by the Adjustable Rate Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

  7. Suspension of Delivery, Transfer, etc. The deposit of Stock may be refused, the delivery of this Receipt against Stock may be suspended, or the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason.

  8. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Adjustable Rate Depositary Shares evidenced by this Receipt, the Stock (or any fractional interest therein) represented by such Adjustable Rate Depositary Shares or any transaction referred to in
Section 4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer of this Receipt or any withdrawal of the Stock, represented by the Adjustable Rate Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock represented by the Adjustable Rate Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

  9. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 15 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement an amended thereby. In no event shall any amendment impair the right, subject to the provisions of paragraphs 3, 4, 7 and 8 hereof and of Sections 2.03, 2.06, 2.07 and Article III of the Deposit Agreement, of the owner of the Adjustable Rate Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

  10. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock, holders of Receipts or other persons.

  11. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Adjustable Rate Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

  12. Cash Dividends and Distributions. Whenever any cash dividend or other cash distribution shall be paid on the Stock, the Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) will, subject to the provisions of the Deposit Agreement, make such distribution to record holders of Receipts as nearly as practicable in proportion to the respective numbers of Adjustable Rate Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in the event the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Adjustable Rate Depositary Shares shall be reduced accordingly. The Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Adjustable Rate Depositary Shares a fraction of one cent. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Adjustable Rate Depositary Shares held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

  13. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary or the Company to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct.

  14. Notice of Dividends, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock, (ii) any call for redemption or exchange of any shares of Stock or (iii) any event of which holders of Stock are entitled to notice in accordance with the Certificate of Designation, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (ii) to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (iii) to receive notice of any such redemption or other event.

  15. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter (unless another arrangement for allowing holders of Adjustable Rate Depositary Shares to exercise the voting rights associated with the Adjustable Rate Depositary

Shares is agreed by the Company and the Depositary), mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in paragraph 14 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights with respect to the amount of Stock represented by their respective Adjustable Rate Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted with respect to the amount of Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Adjustable Rate Depositary Shares evidenced by such Receipt.

  16. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at the Corporate office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours will be open for inspection by the record holders of Receipts as and to the extent provided by applicable law.

  17. Liability of the Depositary, the Depositary's Agent and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

  18. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement and other than for its negligence, bad faith or willful misconduct.

  Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Adjustable Rate Depositary Shares or Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

  Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

  19. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary only after (a) (i) all outstanding Adjustable Rate Depositary Shares shall have been redeemed pursuant to Section
2.03 of the Deposit Agreement or there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Adjustable Rate Depositary Shares pursuant to Section 4.01 or 4.02 of the Deposit Agreement, as applicable and (b) reasonable notice has been given to any remaining holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08 of the Deposit Agreement.

  If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

  20. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by Such Registrar by the signature of a duly authorized signatory.

  THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE ADJUSTABLE RATE DEPOSITARY SHARES OR THE RECEIPTS (EXCEPT FOR ITS COUNTERSIGNATURE THEREON), AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE ADJUSTABLE RATE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE ADJUSTABLE RATE DEPOSITARY SHARES.

  The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of preferred stock authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of each series.

                                          Dated:

                                          [          ]

                                          By __________________________________
                                                   Authorized Signatory

                             [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the within Receipt and all rights and interests represented by the Adjustable Rate Depositary Shares evidenced thereby, and hereby irrevocably
constitutes and appoints             his attorney, to transfer the same on the
books of the within-named Depositary, with full power of substitution in the premises.

Dated:
                                          Signature: __________________________
                                            NOTE: The signature to this
                                                   assignment must correspond
                                                   with the name as written
                                                   upon the face of the
                                                   Receipt in every
                                                   particular, without
                                                   alteration or enlargement,
                                                   or any change whatever.

Signature Guarantee:

_____________________________________